Exhibit 5.1

[Letterhead of LeClairRyan, A Professional Corporation]

April 23, 2012

First Capital Bancorp, Inc.

4222 Cox Road

Glen Allen, Virginia 23060

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to First Capital Bancorp, Inc., a Virginia corporation (the “Company”), in connection with the proposed registration by the Company of 10,958 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), previously issued by the Company in a private placement transaction pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the “Act”) in connection with the Capital Purchase Program of the Troubled Asset Relief Program of the United States Department of the Treasury (the “Treasury”), and the related preparation and filing of a Registration Statement on Form S-1 that is being filed herewith under the Act with the Securities and Exchange Commission (the “Registration Statement”).

In that connection, we have examined originals (or copies certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (ii) the form of the Preferred Stock certificate issued to the Treasury; (iii) certain statements and representations of officers and other representatives of the Company; and (iv) such other instruments, documents, certificates and records as we have deemed necessary or appropriate to enable us to render this opinion.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies; (ii) the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (iv) all of the Preferred Stock will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (v) all necessary actions will be taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not independently

CALIFORNIA \ CONNECTICUT \ MASSACHUSETTS \ MICHIGAN \ NEW JERSEY \ NEW YORK \ PENNSYLVANIA \ VIRGINIA \ WASHINGTON, D.C.

First Capital Bancorp, Inc.

April 23, 2012

established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and their agents.

Based on the foregoing and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Preferred Stock has been duly authorized, validly issued and fully paid and is nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the existing laws of the Commonwealth of Virginia, and to the extent applicable, the existing federal laws of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Preferred Stock.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement.

Very truly yours,

LECLAIRRYAN, A PROFESSIONAL CORPORATION

By:	/s/ George P. Whitley
George P. Whitley, Vice President